UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2010

TRANSDEL PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	000-52998	45-0567010
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4275 Executive Square, Suite 230, La Jolla, California	92037
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 457-5300

4225 Executive Square, Suite 485, La Jolla, CA 92037
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

As previously reported in its filings with the Securities and Exchange Commission, Transdel Pharmaceuticals, Inc. (“Company”) is continuing to seek a commercial partner for Ketotransdel®, its lead pain product candidate.  Ketotransdel utilizes the Company’s patented Transdel™ cream formulation technology to deliver the active drug, ketoprofen, a non-steroidal anti-inflammatory drug,  through the skin directly into the underlying tissues where the drug exerts its well-known anti-inflammatory and analgesic effects.  The Company is actively pursuing discussions with U.S. and foreign based potential partners with sales and marketing infrastructures that can provide financial support for the continued Phase 3 clinical program for Ketotransdel.  There can be no assurance that the Company will enter into a commercial partnership on acceptable terms, on a timely basis, or at all.    In addition, if the Company raises additional funds through collaboration and/or licensing arrangements, it may be required to relinquish potentially valuable rights to Ketotransdel, or grant licenses on terms that are not favorable to us.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 30, 2010

TRANSDEL PHARMACEUTICALS, INC.

By: /s/ John Lomoro
John Lomoro
Acting Chief Executive Officer and Chief Financial Officer